UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2016

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU United Kingdom

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 44-161-703-1885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 22, 2016, Pentair Management Company (“PMC”), a wholly-owned subsidiary of Pentair plc (the “Company”), and Frederick S. Koury (the “Executive”), the Senior Vice President, Human Resources of the Company, entered into a Separation Agreement (the “Agreement”) pursuant to which the Executive’s employment with the Company will cease on March 1, 2016 (the “Separation Date”).

Pursuant to the Agreement, PMC will make separation payments to the Executive of (i) $1,169,145 within 20 days following the Executive’s execution of the release of claims described below and (ii) provided that the Executive is in compliance with the non-solicitation and non-competition covenants described below at all times through January 2017, $1,189,145 on or about February 1, 2017. The Agreement also provides that PMC will make an additional payment of $42,950, which the Executive may use toward the cost of future health insurance premiums or for other purposes, at the same time the first separation payment is made. The Executive will not receive a cash bonus for 2015 and will not be eligible to receive a cash bonus for 2016. Under the Agreement, PMC will pay for fees and expenses of consultants and/or legal or accounting advisors to the Executive as to matters relating to the Agreement up to $15,000 and pay for outplacement services up to $48,000, provided that in lieu of outplacement services, the Executive may elect to receive a payment of $48,0000. In addition, PMC agrees to treat the Executive’s unearned restricted stock units, performance units and stock options in accordance with the existing equity plans of the Company under which they were granted.

In exchange for the benefits above, the Executive agrees to execute no later than 21 days following the Separation Date a release of PMC and all of its affiliated entities and persons from all claims arising out of the Executive’s employment or separation of employment with PMC and may not exercise his right to rescind such release. The Executive also agrees for a 24 month period after the Separation Date that the Executive will not (i) become employed by, consult with, obtain an ownership interest in, render services to, or have any competitive involvement with, any entity or person that competes with the business of the Company and its affiliates, (ii) solicit or accept competitive business from any customer of the Company and its affiliates or (iii) solicit any employee of the Company and its affiliates.

The foregoing description of the Agreement is qualified in its entirety by reference to the full copy of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits. The following exhibit is being filed herewith:

Exhibit	Description

10.1	Separation Agreement, dated as of January 22, 2016, between Pentair Management Company and Frederick S. Koury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 27, 2016.

PENTAIR PLC
Registrant

By:	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer

PENTAIR PLC

Exhibit Index to Current Report on Form 8-K

Dated January 22, 2016

Exhibit Number	Description

10.1	Separation Agreement and Release, dated as of January 22, 2016, between Pentair Management Company and Frederick S. Koury.